Exhibit 99.3
FORM OF LETTER TO REGISTERED HOLDERS & DEPOSITARY TRUST COMPANY
ALION SCIENCE AND TECHNOLOGY CORPORATION
LETTER TO REGISTERED HOLDERS AND
DEPOSITORY TRUST COMPANY PARTICIPANTS
FOR TENDER OF ALL OUTSTANDING
10 1/4% SENIOR NOTES DUE 2015
IN EXCHANGE FOR
10 1/4% EXCHANGE SENIOR NOTES DUE 2015
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON               , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
To Registered Holders and Depository Trust Company Participants:
     We are enclosing herewith the material listed below relating to the offer by Alion Science and Technology Corporation, a Delaware corporation, to exchange our 10 1/4% Senior Notes due 2015 (the “Outstanding Notes”) for a like principal amount of our 10 1/4% Senior Notes due 2015 which have been registered under the Securities Act of 1933 (the “Exchange Notes”) upon the terms and subject to the conditions set forth in the prospectus, dated                     , 2007, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).
     Enclosed herewith are copies of the following documents:
1.	Prospectus dated , 2007;

2.	Letter of Transmittal (including Substitute Form W-9 Guidelines);

3.	Notice of Guaranteed Delivery;

4.	Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee together with instructions to your clients and space provided therein for obtaining such client’s instruction with regard to the Exchange Offer;

5.	Letter that may be sent from your clients to you with such clients’ instruction with regard to the Exchange Offer (included in item 4 above); and
     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended. The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.
     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to Alion Science and Technology Corporation that:
•	the Exchange Notes acquired in exchange for Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the holder;

•	the holder is not participating in, and has no arrangement with any person to participate in, the distribution of Exchange Notes within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

•	neither the holder nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Alion Science and Technology Corporation or a broker-dealer tendering Exchange Notes acquired directly from Alion Science and Technology Corporation; and

•	it is a resident of a state or other jurisdiction.
     If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.
     The enclosed Letter to Holders contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations to us on their behalf.
     Alion Science and Technology Corporation will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Exchange Notes pursuant to the Exchange Offer. You will pay all transfer taxes, if any, including those applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes, if any, will be billed directly to you.
     Additional copies of the enclosed materials may be obtained from the exchange agent by calling (302) 636-6470.
Very truly yours,
ALION SCIENCE AND TECHNOLOGY CORPORATION